Exhibit 10.1


                                 ONSTREAM MEDIA

                              1291 SW. 29th Avenue
                             Pompano Beach, FL 33069
                               Tel. #954-917-6655
                                Fax #954-917-6660


                     PLAN OF COMPENSATION PACKAGE OFFER FOR

                                 Bradford Tyler
                            831 East Monument Street
                           Colorado Springs, CO. 80903

                                 April 22, 2005


On behalf of Onstream Media Corporation - ONSTREAM, I am pleased to offer you the position of Corporate Chief Technology Officer. You will be responsible for ensuring that corporate business goals, products, and services are placed on technology vectors that create comparative advantage. You will also be responsible for providing direct support to executive, managerial, and operations personnel in technology evaluation, selection and utilization.

The purpose of this letter is to highlight the compensation and job overview aspects related to the position, which is designed to provide a total compensation package to meet your immediate and long-term income needs. They are as follows:

I. START DATE

June 1, 2005


II. MONETARY COMPENSATION

The position will be compensated as follows:

Base salary of $96,000.00
Stock allocation of $24,000.00


III. ONSTREAM MANAGEMENT PERSONNEL

You will report to the Chief Operating Officer.

IV. HOLIDAYS

ONSTREAM has eight (8) paid holidays per year:

President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Day, New Year's Day.

V. BENEFITS

ONSTREAM offers a comprehensive insurance program incorporating company-paid employee coverage for medical (HMO), dental, life insurance, and short-term disability, as well as company-subsidized long-term disability coverage. The company also subsidizes a buy-up PPO medical plan. The company offers a Section 125/Cafeteria Plan, through which employees can realize pre-tax savings on Dependent premium costs, Medical, and Child/Elder Care expenses. The effective date of these coverages will be effective July 1, 2005.

The company's 401(k) Retirement Plan offers enrollment effective the first of the month following 90 days of service. ONSTREAM currently contributes 25% of employee contribution, up to 8% of employee compensation. The employee can elect to contribute from 1% to the maximum IRS allowable, which currently stands at $14,000.00 per year for employees under 50 years of age. Your eligibility will be effective September 1, 2005.

Attached please find a copy of the ONSTREAM Employee Guide, for your thorough review, and signed acknowledgement. This Guide, in addition to our policies and procedures, provides guidelines and summary information about the company's goals, personnel policies, procedures, benefits, and rules of conduct, and is designed to acquaint you with various aspects of the job. The Company reserves the right to modify, supplement, rescind, or revise any provision, benefit, policy or procedure from time to time, with or without notice, as it deems necessary or appropriate to meet the ever changing needs of our Customers, our Associates, and the Company.

As described in the Guide, employment is with the mutual consent of you and ONSTREAM. Both you and ONSTREAM have the right to terminate the employment relationship at any time, with or without cause, with or without advance notice, for any reason or no reason at all. This employment-at-will relationship will remain in effect throughout your employment with ONSTREAM unless it is specifically modified by an express written agreement signed by you and the President of ONSTREAM. Nothing contained in this Guide is intended to create a contract of any kind.

The first 90 days at Onstream Media Corporation is a Probationary period. Onstream uses this period to evaluate the employee's capabilities, work habits and overall performance. Continuation of employment is contingent on the employee demonstrating the ability to achieve a satisfactory level of performance in all respects.

On behalf of all at ONSTREAM, I believe that your strong qualifications will provide a high degree of synergy with our company. Welcome to the team.

/s/ Bradford Tyler
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Signature

5/2/05
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Date

/s/ Alan Saperstein
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Chief Operating Officer

5/2/05
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Date